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                            MARSH SUPERMARKETS, INC.
                          OUTSIDE DIRECTORS' STOCK PLAN
                          as adopted November 26, 1997


1.       Purpose

         The purpose of the Marsh Supermarkets, Inc. Outside Directors' Stock Plan (the "Plan") is to advance the interests of Marsh Supermarkets, Inc. (the "Corporation") and its shareholders by increasing the proprietary interest of members of the Board of Directors of the Corporation (the "Board"), who are Outside Directors (as defined herein), in the growth and performance of the Corporation by enabling such Outside Directors to receive shares of the Corporation's Class B Common Stock (the "Common Stock"), which Common Stock may be either authorized but unissued or treasury shares, in lieu of all or a portion of the compensation they receive for membership on the Board and committees thereof.

2.       Administration

         The Plan shall be administered by the Salary Committee of the Board (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to construe the terms hereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may authorize any one or more of its members or the Secretary of the Committee or any officer of the Corporation to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by stature.

3.       Participation

         Each member of the Board who is not an employee of the Corporation or any Subsidiary (as defined herein) of the Corporation (an "Outside Director") shall be eligible to participate in the Plan. As used herein, the term "Subsidiary" means any partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries or any combination thereof, or (ii) if a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more Subsidiaries or any combination thereof. For purposes hereof, the Corporation or a Subsidiary shall be deemed to have a majority ownership interest in a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity if the Corporation or such Subsidiary shall be allocated a majority of partnership, association, limited liability company,




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joint stock company, trust, joint venture, unincorporated organization or other business entity gains or losses or shall be or control the managing director, the trustee, a manager or a general partner of such partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity.

4.       Election to Receive Common Stock in Lieu of Cash Compensation

         An Outside Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer fee and any fees payable for services on the Board or any committee thereof) and to receive in lieu thereof shares of Common Stock. Any such election (a) shall be in the form prescribed by the Corporation (the "Election Form") addressed to the Secretary of the Corporation,
(b) shall specify an amount of such compensation to be received in the form of Common Stock, expressed as a percentage of the cash compensation otherwise payable in cash or as a type of fee (e.g., retainer fee) otherwise payable in cash, and (c) shall become effective on the first day of the first calendar quarter commencing on or immediately after the date of receipt of such Election Form by the Corporation. Any such election shall continue in effect until a new Election Form revoking or changing such election is received by the Corporation.

5.       Issuance of Common Stock

         If an Outside Director elects to receive all or a portion of his or her compensation in the form of Common Stock pursuant to paragraph 4 above, the Corporation shall cause to be issued to such director as soon as practicable after the end of each calendar quarter with respect to which such election applies, a number of shares of Common Stock equal to the amount of such compensation divided by the closing price per share of Common Stock reported on NASDAQ on the last business day of the calendar quarter during which the compensation would have been paid in cash in the absence of such election; provided; however, if NASDAQ is not open for trading on such business day or if Common Stock does not trade on such business day, the closing price for the last day of such calendar quarter on which Common Stock did so trade shall be used. To the extent that the application of the foregoing formula would result in fractional shares of Common Stock being issuable, cash will be paid to the Outside Director in lieu of such fractional shares based upon the value established pursuant to such formula.

6.       Number of Common Stock of Common Stock Issuable Under the Plan

         The maximum number of shares of Common Stock that may be purchased under the Plan shall be one hundred thousand (100,000).





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7.       Miscellaneous Provisions

         (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Outside Director any right to be retained in the service of the Corporation.

         (b) An Outside Director's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of Outside Director's death, by will or the laws of descent and distribution or as described in Section 7(c) herein), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Outside Director in the Plan shall be subject to any obligation or liability of such Outside Director.

         (c) An Outside Director may designate, in the Election Form, any person to whom payments of cash or shares of Common Stock are to be made if the Outside Director dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed Election Form is filed with the Secretary of the Corporation while the Outside Director is alive, and will cancel all beneficiary designations signed and filed earlier. If the Outside Director fails to designate a beneficiary, or if all designated beneficiaries of the Outside Director die before the Outside Director or before complete payment of all amounts due hereunder, any remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of the Outside Director or the Outside Director's designated beneficiaries, if any.

         (d) No shares of Common Stock shall be issued hereunder unless counsel for the Corporation shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

         (e) It shall be a condition to the obligation of the Corporation to issue shares of Common Stock hereunder, that the Outside Director pay to the Corporation, upon its demand, such amount as may be requested by the Corporation for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Corporation shall have no obligation to issue and the Outside Director shall have no right to receive, shares of Common Stock.

         (f) The expenses of the Plan shall be borne by the Corporation.

         (g) The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

         (h) By accepting any Common Stock hereunder or other benefit under the Plan, each Outside Director and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Corporation or the Committee.





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         (i) The Corporation shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable statute, rule or regulation.

         (j) The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Indiana.

         (k) Pending issuance of shares of Common Stock hereunder, all compensation earned by an Outside Director with respect to which an election to receive Common Stock pursuant to paragraph 4 above shall have been received by the Corporation shall be the property of such director and shall be paid to him or her in cash in the event that shares of Common Stock are not used.

         (l) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

8.       Amendment

         The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and provided further, to the extent required by Rule 16b-3 under Section 16 of the Exchange Act, in effect from time to time, Plan revisions shall not be amended more than once every six (6) months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules there under in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any Outside Director with respect to any shares of Common Stock theretofore issued without such Outside Director's written consent.

9.       Termination

         This Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption or resolution of the Board terminating the Plan; or (b) ten (10) years from the date the Plan is initially approved and adopted by the Board. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.





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